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                                                                    Exhibit 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference into this Post-Effective Amendment No. 1 to the registration statement on Form S-2 of our report dated April 14, 1998, on our audits of the consolidated financial statements of Greka Energy Corporation, formerly known as Petro Union, Inc. d/b/a Horizontal Ventures, Inc., as of December 31, 1997 and for each of the two years then ended, which report is included in the Annual Report on Form 10-K of Greka Energy Corporation and all amendments thereto for the year ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement and any amendment thereto pursuant to Rule 462 of the Securities Act.


                                            /s/ Bateman & Co., Inc. P.C.
                                            Bateman & Co., Inc. P.C.

Houston, Texas
September 5, 2000